EXHIBIT 10.13

SECOND AMENDMENT dated as of March 31, 2006 to:

DISCLOSURE AND OPTION TO LICENSE AGREEMENT (the “Agreement”) dated as of April 1, 2000, by and between KYOCERA CORPORATION, a corporation organized under the laws of Japan, and AVX CORPORATION, a Delaware corporation, and Amended on March 31, 2005.

In accordance with Article VIII, Section 8.01 of the Agreement, Kyocera Corporation and AVX Corporation agree to continue the Agreement for one year to April 1, 2007 upon the existing terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

KYOCERA CORPORATION   AVX CORPORATION

By       By
/s/ Yasuo Nishiguchi     /s/ John S. Gilbertson

Name: Yasuo Nishiguchi    Name: John S. Gilbertson
Title: Chairman and CEO   Title: Chief Executive Officer
And President